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                                                                   Exhibit 7.1


                          AGREEMENT OF JOINT FILING
                          -------------------------
        Morgan Stanley Group Inc. Morgan Stanley Asset Management Inc. The Morgan Stanley Real Estate Special Situations Fund I, L.P. and The Morgan Stanley Real Estate Special Situations Fund II, L.P. hereby agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1 (f)(1)(iii) under the Securities Exchange Act of 1934, as amended.



Dated: April 10, 1997         MORGAN STANLEY GROUP INC.


                              By:  /s/ Stuart J.M. Breslow
                                  ------------------------
                              Name:  Stuart J.M. Breslow
                              Title: Principal

                             MORGAN STANLEY ASSET MANAGEMENT INC.


                             By:  /s/ Harold J. Schaaff
                                  ------------------------
                             Name:  Harold J. Schaaff
                             Title: Principal


                             The Morgan Stanley Real Estate Special Situations Fund I, L.P.

                             By:  /s/
                                  ------------------------
                             Name:  Theodore Bigman
                             Title: Vice President


                             The Morgan Stanley Real Estate Special Situations Fund II, L.P.

                             By:  /s/
                                  ------------------------
                             Name:  Theodore Bigman
                             Title: Vice President